Exhibit 10.1

Execution Version

SECURITY AGREEMENT

By

Aleris International, Inc.,

as Issuer

and

THE GUARANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of June 25, 2018

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		Page
ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1	Pledge of Additional Securities Collateral	21
SECTION 5.2	Voting Rights; Distributions; etc.	21
SECTION 5.3	Defaults, etc.	22
SECTION 5.4	Certain Agreements of Pledgors As Holders of Equity Interests	22

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL

SECTION 6.1	Grant of Intellectual Property License	23
SECTION 6.2	Protection of Collateral Agent’s Security	23
SECTION 6.3	After-Acquired Property	24
SECTION 6.4	Litigation	24
ARTICLE VII

[RESERVED]

ARTICLE VIII

TRANSFERS

SECTION 8.1	Transfers of Pledged Collateral	24

ARTICLE IX

REMEDIES

SECTION 9.1	Remedies	25
SECTION 9.2	Pledgor’s Obligations Upon Event of Default	27
SECTION 9.3	Notice of Sale	27
SECTION 9.4	Waiver of Notice and Claims	27
SECTION 9.5	Certain Sales of Pledged Collateral	28
SECTION 9.6	No Waiver; Cumulative Remedies	29
SECTION 9.7	Certain Additional Actions Regarding Intellectual Property	29
SECTION 9.8	Actions of Collateral Agent	29

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1	Application of Proceeds	30

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		Page
ARTICLE XI

MISCELLANEOUS

SECTION 11.1	Concerning Collateral Agent	31
SECTION 11.2	Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact	33
SECTION 11.3	Continuing Security Interest; Assignment	34
SECTION 11.4	Termination; Release	34
SECTION 11.5	Modification in Writing	35
SECTION 11.6	Notices	35
SECTION 11.7	Governing Law; Waiver of Jury Trial	35
SECTION 11.8	Severability of Provisions	35
SECTION 11.9	Execution in Counterparts	35
SECTION 11.10	Business Days	36
SECTION 11.11	[Reserved]	36
SECTION 11.12	No Claims Against Collateral Agent	36
SECTION 11.13	No Release	36
SECTION 11.14	Obligations Absolute	36
SECTION 11.15	Other Second-Priority Obligations	37
SECTION 11.16	Intercreditor Agreements	38
SECTION 11.17	Headings	38
SECTION 11.18	Indemnity	39

SIGNATURES		S-1

SCHEDULE 1	Pledged Securities

EXHIBIT 1	Form of Issuer’s Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement
EXHIBIT 7	Form of Other Second-Priority Joinder Agreement
EXHIBIT 8	Form of Perfection Certificate

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SECURITY AGREEMENT

This SECURITY AGREEMENT dated as of June 25, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) made by Aleris International, Inc., a Delaware corporation (the “Issuer”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (the Issuer, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors,” and each, a “Pledgor”), in favor of U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (as hereinafter defined), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”).

R E C I T A L S:

A. The Issuer, the Guarantors, the Collateral Agent and U.S. Bank National Association, in its capacity as trustee under the Indenture (the “Trustee”), in connection with the execution and delivery of this Agreement, entered into that certain indenture, dated as of June 25, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”; which term shall also include and refer to any additional issuance of notes under the Indenture), pursuant to which the Issuer is issuing $400,000,000 aggregate principal amount of 10.750% Senior Secured Junior Priority Notes due 2023 (together with any Additional Notes issued under the Indenture, the “Notes”).

B. From time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents, incur Other Second-Priority Obligations (including Additional Notes issued under the Indenture) that the Issuer desires to secure by the Pledged Collateral on a pari passu basis with the Notes.

C. Each Guarantor has, pursuant to the Indenture, among other things, unconditionally guaranteed the Secured Obligations.

D. The Issuer and each Guarantor will receive substantial benefits from the issuance of the Notes and each is, therefore, willing to enter into this Agreement.

E. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties (as hereinafter defined) to secure the payment and performance of all of the Secured Obligations.

F. It is a condition to the issuance of the Notes that each Pledgor execute and deliver the applicable Security Documents, including this Agreement.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

(a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:

“Bank”; “Chattel Paper”; “Commercial Tort Claims”; “Commodity Account”; “Contracts”; “Control”; “Documents”; “Equipment”; “Fixtures”; “General Intangibles”; “Goods,” “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Proceeds”; “ Records”; “Software”; and “Supporting Obligations.”

(b) Terms used but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

(c) The following terms shall have the following meanings:

“ABL Intercreditor Agreement” means (i) that certain ABL Intercreditor Agreement, dated as of June 25, 2018, between JPMorgan Chase Bank, N.A., as ABL Facility Agent and any other Applicable Representative (each as defined therein) in respect of the ABL Obligations, Deutsche Bank AG New York Branch, as First Lien Facility Agent, Applicable First Lien Agent and First Lien/Junior Lien Intercreditor Representative (each as defined therein), U.S. Bank National Association, as Junior Lien Facility Agent and Applicable Junior Lien Agent (each as defined therein), and the other parties from time to time party thereto, and acknowledged by the Issuer and certain of its Subsidiaries as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the Indenture or (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to Holders of the Notes than the intercreditor agreement referred to in clause (i).

“ABL Priority Collateral” shall have the meaning assigned to the term “ABL Priority Collateral” in the ABL Intercreditor Agreement.

“Account” shall have the meaning set forth in Article 9 of the UCC and in any event shall include but shall not be limited to any and all rights to payment for the sale or lease of goods, or rendition of services, whether or not they have been earned by performance, and any and all Supporting Obligations in respect thereof.

“Account Debtor” means any Person obligated on an Account.

“Agreement” shall have the meaning assigned to such term in the Preamble hereof.

“CFC” shall mean any Subsidiary of the Issuer that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco” shall mean any Subsidiary of the Issuer that owns, directly or indirectly, no material assets other than equity interests (or equity interests and indebtedness) of one or more CFCs.

“Collateral Account” means the collateral account maintained with the Collateral Agent required to be established pursuant to the Indenture and this Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.

“Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law, whether established or registered in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Pledgor, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) renewals, supplements and extensions thereof and amendments thereto, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

“Default” or “Event of Default” shall mean a “default” or “event of default” under the Indenture or any Other Second-Priority Agreement, as applicable.

“Deposit Accounts” shall mean, collectively, with respect to each Pledgor, (i) all “deposit accounts” as such term is defined in the UCC and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

“Discharge” shall have the meaning assigned to such term in the First Lien/Junior Lien Intercreditor Agreement.

“Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities.

“Excluded Deposit Accounts” means any zero balance disbursement accounts, any accounts solely holding withheld taxes or sales tax proceeds, any holding accounts in respect of employee benefit plans, payroll accounts, escrow, defeasance and redemption accounts, fiduciary or trust accounts, other similar accounts, in each case, solely to the extent such accounts are used exclusively for such purpose, and all assets held in or credited to any such accounts; provided that the Collateral Account shall not be an Excluded Deposit Account.

“Excluded Assets” shall mean the following assets of the Pledgors:

(a) any owned real property not constituting Mortgaged Property and any leasehold interest in real property where any Pledgor is a tenant;

(b) motor vehicles or other movable goods the perfection of which would require notation upon or delivery of a certificate of title or similar documentation or registration;

(c) (1) any rights or interests in any contract, lease, permit, license, charter or license agreement, covering real or personal property, as such, if under the terms of such contract, lease, permit, license, or charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or Lien therein to the Collateral Agent is prohibited or restricted and such prohibition or restriction has not been or is not waived, or if consent of another party or a governmental agency with respect to such contract, lease, permit, license, or charter or license agreement, is required and has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, or (2) any other asset if pursuant to applicable law with respect thereto the valid grant of a security interest or Lien therein to the Collateral Agent is prohibited or restricted and such prohibition or restriction has not been or is not waived, or if consent of a governmental agency with respect to such asset is required and has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived, provided that the foregoing exclusions pursuant to subclauses (1) and (2) shall not apply if any such prohibition is ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law or so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing security interests in and Liens upon any rights or interests of the Issuer and Guarantors in or to monies due or to become due under any such contract, lease, permit, license, or charter or license agreement, or with respect to such asset;

(d) any Equity Interests in any Foreign Subsidiary that is a CFC or any Subsidiary that is a CFC Holdco in excess of 100% of the outstanding non-voting stock (if any) and 65% of the outstanding voting stock of any such Foreign Subsidiary or CFC Holdco;

(e) Equity Interests in any joint venture or non-wholly owned Subsidiary, in each case, with a third party that is not an Affiliate, to the extent a pledge of such Equity Interests is prohibited or restricted by the documents covering such joint venture or non-wholly owned Subsidiary; provided that the foregoing exclusion shall not apply if any such prohibition is ineffective or unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law;

(f) any property subject to a Financing Lease Obligation, a purchase money security interest or a Sale and Lease-Back Transaction that is permitted under the Indenture;

(g) any United States intent-to-use trademark application prior to the filing and acceptance by the United States Patent and Trademark Office of a “Statement of Use” or “Amendment to Allege Use” with respect thereto to the extent that the grant or perfection of a Lien under the Security Documents will constitute or result in the abandonment, invalidation or rendering unenforceable of any right, title or interest of any grantor therein; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become part of the Pledged Collateral immediately and automatically, at such time as such consequences will no longer result;

(h) margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), Equity Interests in any immaterial Subsidiary (to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement) and Equity Interests in any Unrestricted Subsidiary, any captive insurance company or any not-for-profit Subsidiary;

(i) Excluded Deposit Accounts; and

(j) any asset to the extent that the adverse tax consequences of providing a security interest therein are excessive in relation to the benefit afforded thereby as reasonably determined by the First Lien/Junior Lien Intercreditor Agent and the Issuer (with respect to Non-ABL Priority Collateral) or the ABL Facility Collateral Agent and the Issuer (with respect to ABL Priority Collateral) and, in each case, which determination is communicated in writing to the Collateral Agent and so long as such asset is not subject to a Lien securing any First-Priority Obligations or ABL Obligations;

provided that no asset that is subject (or purported to be subject) to a Lien securing any First-Priority Obligations or ABL Obligations shall constitute an Excluded Asset.

“First Lien Obligations” shall have the meaning assigned to such term in the First Lien/Junior Lien Intercreditor Agreement.

“First Lien/Junior Lien Intercreditor Agreement” means (i) that certain First Lien/Junior Lien Intercreditor Agreement, dated as of June 25, 2018, between Deutsche Bank AG New York Branch, as First Lien Facility Agent and Applicable First Lien Agent (each as defined therein), and U.S. Bank National Association, as Junior Lien Facility Agent and Applicable Junior Lien Agent (each as defined therein), and the other parties from time to time party thereto, and acknowledged by the Issuer and the Guarantors, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the Indenture or (ii) any replacement or other intercreditor agreement that contains terms not materially less favorable to Holders of the Notes than the intercreditor agreement referred to in clause (i).

“Governmental Authority” means the government of the United States, Belgium, Germany, Switzerland or any other nation or any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any European supranational body) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the European Central Bank and the Council of Ministers of the European Union.

“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.

“Indenture” shall have the meaning assigned to such term in Recital A hereof.

“Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.

“Intellectual Property Collateral” shall mean, collectively, all Patents, Trademarks, Copyrights, Technology and Intellectual Property Licenses of each Pledgor, whether now or hereafter owned, licensed or acquired.

“Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements with, and covenants not to sue, any other party concerning Intellectual Property or Intellectual Property Collateral, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, supplements, and amendments thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements, breaches or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all of the Intellectual Property or Intellectual Property Collateral.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement and the First Lien/Junior Lien Intercreditor Agreement.

“Issue Date” shall mean June 25, 2018.

“Issuer” shall have the meaning assigned to such term in the Preamble hereof.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.

“Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Pledgors, taken as a whole.

“Mortgaged Property” means, collectively, (a) the owned real property and improvements listed on Schedule 7(a) to the Perfection Certificate and (b) the owned real property and improvements acquired after the Issue Date by a Guarantor in fee simple with an individual fair market value (measured at the time of acquisition thereof and based on any of (i) an appraisal, (ii) the valuations set forth in the most recently available tax assessments for such property or (iii) any other method that the Issuer believes reasonable in its good faith judgment) in excess of $5,000,000, if any, except for any portion of real property that contains improvements located in an area identified by the Federal Emergency Management Agency (or a successor agency) as a “special flood hazard area,” encumbered by a Mortgage delivered after the Issue Date pursuant to Section 1022 of the Indenture.

“Non-ABL Priority Collateral” shall have the meaning assigned to the term “Non-ABL Priority Collateral” in the ABL Intercreditor Agreement.

“Notes” shall have the meaning assigned to such term in Recital A hereof.

“Organizational Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the control or management of such Person.

“Other Second-Priority Agent” shall mean the Person appointed to act as trustee, agent or representative for the holders of Other Second-Priority Obligations pursuant to any Other Second-Priority Agreement.

“Other Second-Priority Agreement” shall mean the indenture, credit agreement or other agreement under which any Other Second-Priority Obligations (other than Additional Notes) are incurred and any notes or other instruments representing such Other Second-Priority Obligations.

“Other Second-Priority Debt Documents” shall mean each Other Second-Priority Agreement and any document or instrument executed and delivered with respect to any Other Second-Priority Obligations.

“Other Second-Priority Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 7 hereto.

“Patents” shall mean, collectively, with respect to each Pledgor, all patents and all patent applications (whether issued, applied for or allowed in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s rights with respect to the foregoing, (ii) inventions, discoveries, designs and improvements described or claimed therein, (iii) reissues, divisions, continuations, reexaminations, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.

“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.

“Perfection Certificate” shall mean that certain perfection certificate to be executed and delivered by the Pledgors in connection with the execution and delivery of the Indenture and the Term Loan Facility, to be dated on or about the Issue Date and substantially identical to the form attached hereto as Exhibit 8.

“Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.

“Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests (other than any Equity Interests that are Excluded Assets) of each issuer set forth on Schedule 1 hereto as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests (other than any Equity Interests that are Excluded Assets) of any issuer, which Equity Interests are hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests (other than any Equity Interests that are Excluded Assets) issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests.

“Pledgor” shall have the meaning assigned to such term in the Preamble hereof.

“Receivables” means the Accounts and other Collateral relating thereto that constitute rights or claims to receive money.

“Secured Obligations” means all Obligations, including any principal, premium, interest (including any interest and fees accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest or fees are an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations, in each case, payable or due under any of (i) the Indenture, the Notes (other than any Additional Notes except to the extent constituting Other Second-Priority Obligations) and the Security Documents, including, without limitation, the Indenture Obligations (as defined in the Indenture) and (ii) any Other Second-Priority Agreement and other documentation relating to any Other Second-Priority Obligations; provided that no obligations in respect of Other Second-Priority Obligations shall constitute “Secured Obligations” unless such Obligations have been designated as “Other Second-Priority Obligations” pursuant to and in accordance with Section 11.15.

“Secured Parties” shall mean, collectively, the Collateral Agent, the Trustee, the Holders, each Other Second-Priority Agent that shall join into this Agreement in accordance with the requirements hereof and each holder of Other Second-Priority Obligations that constitute Secured Obligations.

“Securities Collateral” shall mean, collectively, the Pledged Securities and the Distributions.

“Technology” shall mean, collectively, all trade secrets, know how, technology (whether patented or not), rights in Software (including source code and object code), rights in data and databases, rights in Internet web sites, customer and supplier lists, proprietary information, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person, pricing and cost information, business and marketing plans and proposals, together with any and all (i) rights and privileges arising under applicable law with respect to the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriations or violations thereof, (iii) rights corresponding thereto throughout the world and (iv) rights to sue for past, present and future misappropriations or violations thereof.

“Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locators (URLs), domain names, corporate names, brand names, and trade names and other identifiers of source or goodwill, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered or applied for in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) extensions and renewals thereof and amendments thereto, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or violations thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements, dilutions or violations thereof.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.

“Trustee” shall have the meaning assigned to such term in Recital A hereof.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“ULC/Partnership” shall mean any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

“ULC/Partnership Interest” shall mean means a Pledgor’s shares of or other equity interest in any ULC/Partnership or its interest as a general partner in any ULC/Partnership.

SECTION 1.2 Interpretation. The rules of interpretation specified in the Indenture (including Section 101 thereof) shall be applicable to this Agreement.

SECTION 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.

SECTION 1.4 Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Security Interest.

(a) As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):

(i) all Securities Collateral and Investment Property;

(ii) all Equipment, Goods, Inventory and Fixtures;

(iii) all Intellectual Property Collateral;

(iv) all Accounts;

(v) all General Intangibles

(vi) all Instruments, Documents and Chattel Paper;

(vii) the Commercial Tort Claims described on Schedule 12 to the Perfection Certificate;

(viii) all Money and all Deposit Accounts;

(ix) all Letters of Credit and Letter-of-Credit Rights;

(x) all Supporting Obligations;

(xi) all books and records relating to the Pledged Collateral; and

(xii) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (x) above, subject to Section 2.1(b), the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Assets.

(b) Notwithstanding anything to the contrary herein, the Issuer may elect at any time to include in Pledged Collateral any asset (whether an Excluded Asset or otherwise) that would not have constituted Pledged Collateral on the Issue Date; provided that (i) the Issuer or applicable Pledgor may amend this Agreement or enter into security agreements, pledges, collateral assignments, mortgages or other instruments to create and perfect a security interest in favor of the Collateral Agent for the benefit of the Secured Parties in such asset which are on customary terms (and accompanied by customary ancillary documentation, including, but not limited to, opinions of counsel), in each case as determined by the Issuer in its sole reasonable discretion, which documents shall contain only such obligations, duties, benefits, indemnities and protections on the part of the Collateral Agent which are reasonably acceptable to it, and (ii) the granting of such Lien to the Collateral Agent over such additional asset(s) shall not trigger a default under any Intercreditor Agreement and shall be in compliance with the requirements of Section 1007 of the Indenture. Prior to delivery of any such additional documentation, the Collateral Agent shall have the opportunity to request and receive an Officers’ Certificate certifying that such documentation (i) will cause no default under any Intercreditor Agreement and (ii) is in compliance with the terms of the Indenture. The Collateral Agent, at its option, may accept delivery of and/or execute such documentation (or any other supplemental security agreements, pledges, collateral assignments, mortgages, joinders or other instruments contemplated by this Agreement) without compliance with Section 9.8 hereof.

(c) Notwithstanding anything to the contrary herein, no Pledgor shall be required to make any filings with respect to Patents, Trademarks and Copyrights other than UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office.

(d) Notwithstanding anything to the contrary herein, no actions in any jurisdiction outside the United States will be required in order to create any security interests in assets located or titled outside of the United States, or to perfect any security interests in such assets, including any intellectual property registered in any jurisdiction outside the United States. Furthermore, neither the Issuer nor the Guarantors will be required to (a) enter into control agreements or otherwise perfect any security interest by “control” (other than subject to the terms of the Intercreditor Agreements with respect to the Collateral Account and the delivery of stock certificates or other certificates, if any, constituting Pledged Collateral representing equity interests of the Issuer, the Guarantors and their respective Subsidiaries to the extent possession of such certificates perfects a security interest therein and intercompany notes (other than between Loan Parties) and other notes in excess of $5,000,000); (b) perfect security interests in (x) letter-of-credit rights or (y) commercial tort claims with a value less than $5,000,000, except in the case of letter-of-credit rights to the extent such security can be perfected solely by filing of a UCC-1 financing statement; or (c) obtain any landlord, warehouseman or bailee waivers or collateral access agreements. In addition, there will be no security agreements or pledge agreements governed under the laws of any jurisdiction outside the United States.

(e) Notwithstanding anything to the contrary herein, in no event shall the Collateral Agent be required to register in any foreign jurisdiction or pursuant to any foreign local law, and the Pledgors shall not be required to perfect the security interest in any Pledged Collateral that would require the Collateral Agent to make such registration.

(f) The Pledgors shall not be required to perfect the security interest in any item of personal property as to which the First Lien/Junior Lien Intercreditor Agent or the Collateral Agent and the Issuer shall determine in their reasonable discretion (or pursuant to instructions from the requisite Secured Parties in accordance with Section 9.8 hereof) that the costs of perfecting a security interest in such item are excessive in relation to the value of such security being perfected thereby.

SECTION 2.2 Filings.

(a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” and (iii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.

(b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.

(c) Each Pledgor hereby further authorizes the Collateral Agent to file filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office), including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.

(d) Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements or make any filings with the United States Patent and Trademark Office and/or the United States Copyright Office (or any successor office or any similar office in any other country) whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Pledgor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable), the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement (and/or any other similar documents) with respect to the Pledged Collateral now existing or hereafter created meeting the requirements of applicable federal or state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral Agent’s Lien on and security interest in the Pledged Collateral, and to deliver a file-stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Regardless of the terms of any other provision of this Agreement or any of the related documents, neither the Trustee nor the Collateral Agent shall be under any obligation whatsoever to file the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement or any other similar documents (with regard to currently existing or after-acquired Intellectual Property Collateral) or any financing or continuation statements or to make any other filing under the UCC in connection with this Agreement (or have any liability arising from the making of or the failure to make such filings).

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that, except as set forth in Section 4.10(d), all certificates, agreements or instruments representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Collateral Agent, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected second priority security interest therein subject only to Permitted Liens and to the Liens of the First-Priority Collateral Agent. Each Pledgor hereby agrees that all certificates representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within forty-five (45) days after receipt thereof by such Pledgor or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in substantially the same form under the First-Priority Obligations Documents) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank. The Collateral Agent shall have the right (subject to the terms of the Intercreditor Agreements and Section 9.8), at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder.

SECTION 3.2 Perfection of Uncertificated Securities Collateral.

(a) Each Pledgor represents and warrants that the Collateral Agent has a perfected second priority security interest (subject to Permitted Liens having priority under applicable law and the Liens of the First-Priority Collateral Agent) in all uncertificated Pledged Securities pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause the issuer of Pledged Securities that is not a party to this Agreement to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause such pledge to be recorded on the equityholder register or the books of such issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) subject to the terms of the Intercreditor Agreements, after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent (subject to Section 9.8), (A) cause the Organizational Documents of each such issuer that is a Subsidiary of the Issuer to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.

(b) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees (i) to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) promptly to note on its books the security interests granted to the Collateral Agent and confirmed under this Agreement and (iii) that it will, subject to the terms of the Intercreditor Agreement, comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral (including all Equity Interests of such issuer) without further consent by the applicable Pledgor.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate. The Collateral Agent will have no duty or obligation to make any of the filings provided to it under this Section 3.3. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral as a perfected (x) second priority security interest in the Non-ABL Priority Collateral (subject to Permitted Liens having priority under applicable law and the Liens of the First-Priority Collateral Agent in the Non-ABL Priority Collateral) and (y) third priority security interest in the ABL Priority Collateral (subject to Permitted Liens having priority under applicable law and the Liens of the ABL Facility Collateral Agent and the First-Priority Collateral Agent in the ABL Priority Collateral) and file all UCC-3 continuations statements necessary to continue the perfection of the security interest created by this Agreement.

SECTION 3.4 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:

(a) Collateral Account.

(i) The Issuer shall take the actions with respect to the Collateral Account as set forth in Section 1601 of the Indenture within the time period prescribed by Section 1601. Subject to the Intercreditor Agreements, amounts on deposit in the Collateral Account from time to time shall be released or applied by the Collateral Agent, acting at the direction of the Trustee, as provided in the Indenture.

(ii) The Collateral Agent will have a second priority security interest in the Collateral Account, which security interest is perfected by Control, when the actions set forth in Section 1601 of the Indenture have been taken. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to the Collateral Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to the Collateral Account except in accordance with the Indenture and the Intercreditor Agreements. Each Pledgor agrees that once the Collateral Agent sends an instruction or notice to a Bank exercising its Control over the Collateral Account such Pledgor shall not give any instructions or orders with respect to the Collateral Account including, without limitation, instructions for distribution or transfer of any funds in the Collateral Account. No Pledgor shall grant Control of the Collateral Account to any person other than any First-Priority Collateral Agent or the Collateral Agent.

(b) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 12 to the Perfection Certificate. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in excess of $5,000,000, such Pledgor shall promptly notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in such form and substance as is reasonably necessary in the determination of the Issuer (and in any event, prior to the Discharge of First Lien Obligations, in substantially the same form delivered to the First-Priority Collateral Agent pursuant to an analogous provision under the First-Priority Obligations Documents) to grant a security interest in such Commercial Tort Claim.

(c) Accounts and Chattel Paper.

(i) The names of the obligors, amounts owing, due dates and other information with respect to each Pledgor’s Accounts and Chattel Paper are and will be correctly stated in all records of such Pledgor relating thereto and in all invoices with respect thereto furnished to the Collateral Agent by such Pledgor from time to time, in each case, except as could not reasonably be expected to result in a Material Adverse Effect. As of the time when each Account or each item of Chattel Paper arises, such Pledgor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be, in each case, except as could not reasonably be expected to result in a Material Adverse Effect.

(ii) With respect to each Pledgor’s Accounts with a value in excess of $5,000,000 individually or in the aggregate: (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Pledgor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) there are no setoffs, claims or disputes existing or asserted with respect thereto and such Pledgor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by such Pledgor in the ordinary course of its business and consistent with reasonable business judgment; (iii) to such Pledgor’s knowledge, there are no facts, events or occurrences which impair the validity or enforceability thereof in any material respect or could reasonably be expected to reduce the amount payable thereunder as shown on such Pledgor’s books and records and any invoices and statements with respect thereto in any material respect; (iv) such Pledgor has not received any notice of proceedings or actions which are threatened or pending against any Account Debtor which might result in any materially adverse change in such Account Debtor’s financial condition; and (v) such Pledgor has no knowledge that any Account Debtor has become insolvent or is generally unable to pay its debts as they become due, in each case in clauses (i) through (v) above, except as could not reasonably be expected to result in a Material Adverse Effect.

(d) Inventory.

(i) With respect to any of a Pledgor’s Inventory with a value in excess of $5,000,000 individually or in the aggregate, (i) such Pledgor has good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for Permitted Liens, (ii) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (iii) such Inventory has been produced in compliance in all material respects with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (iv) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Pledgor is a party or to which such property is subject, in each case in clauses (i) through (iv) above, except as could not reasonably be expected to result in a Material Adverse Effect.

(ii) Each Pledgor will do all things necessary to maintain, preserve, protect and keep its Inventory in working and saleable condition, except (i) for damaged or defective goods arising in the ordinary course of such Pledgor’s business or (ii) as could not reasonably be expected to result in a Material Adverse Effect.

(e) Collateral Records. Each Pledgor will maintain books and records that are complete and accurate in all material respects with respect to the Collateral owned by it.

(f) Instruments, Documents and Tangible Chattel Paper. As of the date hereof, no Pledged Collateral is evidenced by any Instrument, Document or Tangible Chattel Paper other than such Instruments, Documents and Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 10 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent, exceeds $5,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within five days after receipt thereof or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in substantially the same form under the First-Priority Obligations Documents) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. Promptly upon the Collateral Agent’s reasonable request, Pledgors shall deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Pledged Collateral.

SECTION 3.5 Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Issuer which, from time to time, after the date hereof shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Indenture, to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto and (ii) a Perfection Certificate, in each case, within forty-five (45) days of the date on which it was acquired or created (or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in substantially the same form under the First-Priority Obligations Documents) and, in each case, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.

SECTION 3.6 Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as is reasonably necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral; provided that such amendments, assignments, agreements, supplements, powers and instruments shall (i) be in customary form and accompanied by customary ancillary documents (in each case as determined by the Issuer in its sole discretion), (ii) not cause a default under any Intercreditor Agreement, (iii) be in compliance with the Indenture and (iv) contain such provisions regarding the duties, liabilities, obligations, indemnities, benefits and protections of the Collateral Agent as are reasonably acceptable to the Collateral Agent. In addition, prior to delivery of such documentation the Collateral Agent shall have the opportunity to request and receive an Officers’ Certificate as described in Section 2.1(b) hereof. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, subject to the terms of the Intercreditor Agreements, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1 Title. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, and has the power to transfer the Collateral, free and clear of any and all Liens or claims of others (other than licenses granted in the ordinary course of business). Such Pledgor has the corporate or other organizational power and authority to grant to the Collateral Agent the security interest in the Collateral pursuant hereto. In addition, no Liens or claims exist on the Securities Collateral, other than as permitted by Section 1012 of the Indenture and any comparable provision of each Other Second-Priority Agreement. Schedules 11(a) through 11(d) of the Perfection Certificate set forth a true, correct and complete list of all Patents, Trademarks and Copyrights registered or applied for in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, that is owned by each such Pledgor and all Intellectual Property Licenses under which such Pledgor exclusively licenses Copyrights from a third party (each such Intellectual Property License, an “Exclusive Copyright License”).

SECTION 4.2 Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made) and intellectual property filings with the United States Patent and Trademark Office and the United States Copyright Office, a perfected security interest in all the Pledged Collateral to the extent required to be perfected hereunder. The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Pledged Collateral except for Permitted Liens. Without limiting the foregoing, this Agreement constitutes a legal valid and binding obligation of each Pledgor, enforceable against such Pledgor, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.3 Defense of Claims; Transferability of Pledged Collateral. Each Pledgor shall, at its own cost and expense, use commercially reasonable efforts to defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein materially adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. There is no agreement, order, judgment or decree, and, except as permitted under the Indenture and each Other Second-Priority Agreement, no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.

SECTION 4.4 Other Financing Statements. It has not filed, nor authorized any third party to file (nor will it file or authorize), any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 8 to the Perfection Certificate. No Pledgor shall execute or authorize in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of the Permitted Liens.

SECTION 4.5 Pledged Securities. Attached hereto as Schedule 1 is, as of the Issue Date, a true and correct list of all of the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests owned by any Pledgor (other than Excluded Assets).

SECTION 4.6 Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and (other than in the case of ULC/Partnership Interests) non-assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.

SECTION 4.7 Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement during the continuance of any Event of Default and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8 Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors.

SECTION 4.9 Insurance.

(a) In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Loss Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall, subject to the terms of the Intercreditor Agreements, be paid to the Collateral Agent for application in accordance with Section 10.1.

(b) Within ninety (90) days following the Issue Date (or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in substantially the same form under the First-Priority Obligations Documents), the Pledgors’ insurance policies shall name the Collateral Agent (for the benefit of the Collateral Agent and the Lenders) as an additional insured or as lender loss payee, as applicable, and shall contain lender loss payable clauses, through endorsements in form and substance customary for transactions of this nature as determined by the Issuer and in any event, prior to the Discharge of First Lien Obligations, in substantially the same form delivered to the First-Priority Collateral Agent pursuant to an analogous provision under the First-Priority Obligations Documents.

SECTION 4.10 Post-Closing Collateral Matters.

(a) The Issuer shall, within ninety (90) days following the Issue Date (or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in substantially the same form under the First-Priority Obligations Documents), establish in its name, and thereafter maintain at all times until the payment in cash in full of the Secured Obligations, the Collateral Account with the First-Priority Collateral Agent or the Collateral Agent.

(b) In the event that any Other Second-Priority Obligations are incurred following the Issue Date, the Pledgors shall notify the Collateral Agent thereof in writing and take all such action as may be reasonably required to amend each then existing Mortgage in order to appropriately ensure that such Other Second-Priority Obligations are secured equally and ratably with the Secured Obligations under the Indenture.

(c) Each Pledgor agrees that, in the event such Pledgor takes any action to grant or perfect a Lien in favor of the First-Priority Collateral Agent (or other collateral agent with respect to any First-Priority Obligations) or the ABL Facility Collateral Agent in any assets, such Pledgor shall also take such action to grant or perfect a Lien (subject to the terms of the Intercreditor Agreements) in favor of the Collateral Agent to secure the Secured Obligations without request of the Collateral Agent; provided that such action shall not impose any new duties, obligations or liabilities on the Collateral Agent without the Collateral Agent’s prior written consent and shall provide such indemnities, benefits and protections for the Collateral Agent as are reasonably acceptable to the Collateral Agent.

(d) The Issuer shall, within thirty (30) days after the Issue Date (or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in substantially the same form under the First-Priority Obligations Documents), deliver to the Collateral Agent (or, prior to the Discharge of First Lien Obligations, the First-Priority Collateral Agent as bailee for the Collateral Agent) the certificates evidencing the Pledged Securities in Aleris Rolled Products Canada ULC.

Neither the Collateral Agent nor the Trustee undertakes any responsibility whatsoever to determine whether any of the foregoing covenants in this Section 4.10 have been satisfied, and neither shall have any liability whatsoever arising out of the failure of the Issuer or any of the Pledgors to satisfy such post-closing requirements.

SECTION 4.11 Notice of Changes. Without limiting the restrictions on mergers involving the Pledgors contained in the Indenture, if any Pledgor shall effect any change in (i) its legal name, (ii) the location of its chief executive office, (iii) its identity or organizational structure, (iv) its organizational identification number, if any, or (v) its jurisdiction of organization, (A) it shall give the Collateral Agent written notice (in the form of an Officers’ Certificate) thereof within 30 days (or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in substantially the same form under the First-Priority Obligations Documents) following such change and (B) it shall take all action reasonably necessary (including the filing of financing statement amendments, if applicable) to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral, if applicable.

SECTION 4.12 No Impairment of the Security Interests. No Pledgor shall take any action, or knowingly or negligently omit to take any action, which action or omission would have the result of materially impairing the security interest with respect to the Pledged Collateral.

SECTION 4.13 Letter-of-Credit Rights. If any Pledgor is or becomes the beneficiary of a letter of credit constituting Collateral in excess of $5,000,000 in face amount, it shall promptly, and in any event within two (2) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and (i) undertake commercially reasonable efforts to cause the issuer and/or confirmation bank to consent to the assignment of any Letter-of-Credit Rights to the Collateral Agent and (ii) subject to the terms of the Intercreditor Agreements, use commercially reasonable efforts to cause the issuer and/or confirmation bank to agree to direct all payments thereunder to a Deposit Account at the Collateral Agent for application to the Secured Obligations, in accordance with Section 10.1 hereof, all in form and substance customary for transactions of this nature as determined by the Issuer and in any event, prior to the Discharge of First Lien Obligations, in substantially the same form delivered to the First-Priority Collateral Agent pursuant to an analogous provision under the First-Priority Obligations Documents.

SECTION 4.14 ULC/Partnership Interests. Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto each Pledgor shall remain registered as the sole registered and beneficial owner of all ULC/Partnership Interests and will remain as registered and beneficial owner until such time as such ULC/Partnership Interests are effectively transferred into the name of the Collateral Agent or any other Person on the books and records of such ULC/Partnership upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default. Accordingly, such Pledgor shall be entitled to receive and retain for its own account any dividends, property or other distributions, if any, in respect of such ULC/Partnership Interests (except insofar as the Pledgor has granted a security interest in such dividends, property or other distributions, and any shares which are ULC/Partnership Interests shall be delivered to the Collateral Agent to hold as collateral hereunder) and shall have the right to vote such ULC/Partnership Interests and to control the direction, management and policies of the issuer of such ULC/Partnership Interests to the same extent as the Pledgor would if such ULC/Partnership Interests were not pledged to the Collateral Agent pursuant hereto. Nothing in this Agreement is intended to or shall constitute the Collateral Agent, any other Secured Party, or any other Person other than such Pledgor as a shareholder or member of any ULC/Partnership for the purposes of any applicable law until such time as notice is given to such ULC/Partnership (which has not been withdrawn) and further steps are taken thereunder so as to register the Collateral Agent or other Person as the holder of the ULC/Partnership Interests of such ULC/Partnership upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default. To the extent any provision hereof would have the effect of constituting the Collateral Agent or any other Secured Party as a shareholder or member of a ULC/Partnership prior to such time, such provision shall be severed therefrom and ineffective with respect to the ULC/Partnership Interests of such ULC/Partnership without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Securities Collateral which are not ULC/Partnership Interests. Except upon the exercise of rights to sell or otherwise dispose of ULC/Partnership Interests following the occurrence and during the continuance of an Event of Default, no Pledgor shall cause or permit, or enable any ULC/Partnership in which it holds ULC/Partnership Interests to cause or permit, the Collateral Agent to (a) be registered as a shareholder or member of such ULC/Partnership; (b) have any notation entered in its favor in the share register of such ULC/Partnership; (c) be held out as a shareholder or member of such ULC/Partnership; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC/Partnership by reason of the Collateral Agent holding a security interest in such ULC/Partnership Interests; or (e) act as a shareholder or member of such ULC/Partnership, or exercise any rights of a shareholder or member of such ULC/Partnership including the right to attend a meeting of, or to vote the shares of, such ULC/Partnership.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1 Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities of any person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within forty-five (45) days after receipt thereof or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in the substantially same form under the First-Priority Obligations Documents) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

SECTION 5.2 Voting Rights; Distributions; etc.

(a) Subject to the terms of the Intercreditor Agreements, so long as no Event of Default shall have occurred and be continuing:

(i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Indenture or any other document evidencing the Secured Obligations.

(ii) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture and each Other Second-Priority Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within forty-five (45) days after receipt thereof or, prior to the Discharge of First Lien Obligations, such later date as the First-Priority Collateral Agent may specify under a provision that exists in substantially the same form under the First-Priority Obligations Documents) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.

(c) Upon the occurrence and during the continuance of any Event of Default, following one day’s notice by the Collateral Agent (but subject to Section 9.8) to the Issuer and the Guarantors (provided that with respect to any default under Section 501(1), 501(2) or 501(6) of the Indenture or any comparable provision of any Other Second-Priority Agreement, such notice shall have automatically, and without further action, been deemed to have been delivered), subject to the terms of the Intercreditor Agreements:

(i) all rights of each Pledgor set forth in such notice to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon immediately become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii) all rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions; and

(iii) the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of this Agreement and the other Security Documents.

(d) Each Pledgor shall, at its sole cost and expense, from time to time during the continuance of any Event of Default execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.

(e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(a)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

SECTION 5.3 Defaults, etc. Each Pledgor hereby represents and warrants that (i) such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Securities pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, (ii) no Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any person with respect thereto, and (iii) as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organizational Documents and certificates representing such Pledged Securities that have been delivered to the Collateral Agent) which evidence any Pledged Securities of such Pledgor.

SECTION 5.4 Certain Agreements of Pledgors As Holders of Equity Interests. In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1 Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent, an irrevocable, non-exclusive, worldwide, royalty-free (and free of any other obligation or payment) license to use, assign, license or sublicense any of the Intellectual Property Collateral now owned, licensed or hereafter acquired by such Pledgor, wherever the same may be located, subject in the case of Trademarks to reasonably sufficient rights to quality control and inspection in favor of such Pledgor to avoid the risk of invalidation of its Trademarks. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

SECTION 6.2 Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any material Intellectual Property Collateral, such Pledgor’s right to register such material Intellectual Property Collateral or its right to keep and maintain such registration and prosecute applications in full force and effect (excluding, in each case, typical communications in the ordinary course of prosecution, such as office actions and the like), (ii) consistent with commercially reasonable business judgment, maintain, protect and enforce all material Intellectual Property Collateral as presently used and operated, (iii) not permit to lapse or become abandoned any material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any such material Intellectual Property Collateral, in either case except as shall be consistent with commercially reasonable business judgment, (iv) upon such Pledgor obtaining knowledge thereof, promptly notify the Collateral Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of any material Intellectual Property Collateral to such Pledgor or the Collateral Agent’s Lien on and security interest therein, including a levy or threat of levy or any legal process against any material Intellectual Property Collateral, (v) not license any Intellectual Property Collateral, or otherwise disclose any confidential Technology or source code, other than licenses or under nondisclosure agreements (as applicable) entered into by such Pledgor in, or incidental to, the ordinary course of business, (vi) amend or permit the amendment of any of the licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of any Intellectual Property Collateral to such Pledgor or the Collateral Agent’s Lien on and security interest therein, in each case, except as shall be consistent with commercially reasonable business judgment, (vii) diligently keep adequate records respecting all Intellectual Property Collateral and (viii) furnish to the Collateral Agent from time to time upon the Collateral Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request.

SECTION 6.3 After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, or if any intent-to use trademark application is no longer subject to clause (g) of the definition of “Excluded Assets,” the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (i) or (ii) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall concurrently with the delivery of annual financial statements under Section 1009(a)(1) of the Indenture (or, after the Indenture Obligations are no longer secured by this Agreement pursuant to the terms of the Indenture, pursuant to any comparable delivery provision of any Other Second-Priority Agreement) provide to the Collateral Agent written notice of any newly filed or acquired Patent, Trademark, Copyright, or Exclusive Copyright License (in each case filed with the United States Copyright Office or United States Patent and Trademark Office) and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution of an instrument which shall contain such provisions regarding the duties, liabilities, obligations, indemnities, benefits and protections of the Collateral Agent as are reasonably acceptable to it and shall promptly file and record with the United States Patent and Trademark Office or United States Copyright Office, as applicable, such instrument as shall be reasonably necessary to create, preserve, protect or perfect the Collateral Agent’s security interest in such Intellectual Property Collateral.

SECTION 6.4 Litigation. Unless there shall occur and be continuing any Event of Default (subject to Section 9.8), each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, subject to the terms of the Intercreditor Agreements and Section 9.8, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents reasonably requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 607 of the Indenture. In the event that the Collateral Agent shall elect not to bring such suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.

ARTICLE VII

[RESERVED]

ARTICLE VIII

TRANSFERS

SECTION 8.1 Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as not prohibited by the Indenture or if no longer in effect, each Other Second-Priority Agreement.

ARTICLE IX

REMEDIES

SECTION 9.1 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default (subject to the terms of the Intercreditor Agreements and Section 9.8), the Collateral Agent may, but shall not be obligated to, from time to time exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i) personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, for purposes of collecting, assembling, processing, removing or otherwise dealing with such Pledged Collateral, and may remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such purposes any and all services, supplies, aids and other facilities of any Pledgor;

(ii) demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii) sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(iv) take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(a)(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;

(vi) retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;

(vii) exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral; and

(viii) exercise all the rights and remedies of a secured party available under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien), and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.3 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

(ix) Until the Collateral Agent is able to effect a sale, lease, or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

SECTION 9.2 Pledgor’s Obligations Upon Event of Default. Upon the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Pledgor will:

(a) assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places specified by the Collateral Agent, whether at such Pledgor’s premises or elsewhere, and undertake each of the other obligations set forth in Section 9.1(a)(iv); and

(b) permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Pledgor for such use and occupancy.

SECTION 9.3 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 9.4 Waiver of Notice and Claims.

Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder, (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law, and (iv) any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Except as otherwise specifically provided herein, each Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

SECTION 9.5 Certain Sales of Pledged Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any Federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) If the Collateral Agent determines, subject to the terms of the Intercreditor Agreements, to exercise its right to sell any or all of the Securities Collateral, upon written request, the applicable Pledgor shall determine and inform the Collateral Agent of the number of securities included in the Securities Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

(e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.5 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.5 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

SECTION 9.6 No Waiver; Cumulative Remedies.

(a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties; nor shall it be required to marshal any collateral. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Security Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 9.7 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing (but subject to the terms of the Intercreditor Agreements and Section 9.8), upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered and applied for Intellectual Property Collateral and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.

SECTION 9.8 Actions of Collateral Agent. The Secured Parties holding at least 30% in principal amount of the Secured Obligations outstanding at such time, voting as a single class, shall direct the Collateral Agent in exercising any right, power, discretionary duty or other remedy available to the Collateral Agent under this Agreement or any Security Document in accordance with the terms and limitations contained in the Indenture and the Intercreditor Agreements and the other Secured Parties shall not have a right to take any actions with respect to the Collateral; provided that if the Collateral Agent receives conflicting instructions from more than one group of Secured Parties holding at least 30% in principal amount of the Secured Obligations outstanding at such time, then the instructions from the group representing the largest outstanding principal amount at such time shall control. If the Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the applicable Secured Parties (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and the Collateral Agent shall have no liability to any Person for such action or inaction.

For the avoidance of doubt, any such direction shall be subject to clauses (1) and (2) of Section 512 of the Indenture.

ARTICLE X

APPLICATION OF PROCEEDS

SECTION 10.1 Application of Proceeds.

(a) Subject to the terms of the Intercreditor Agreements, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral (including, without limitation, with respect to any Pledged Collateral or any Mortgaged Property) pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement or any other Security Document or in the Collateral Account, against the Secured Obligations as follows:

(i) first, to pay incurred and unpaid out-of-pocket fees, costs and expenses, penalties of and/or indemnification owed to the Collateral Agent and the Trustee under this Agreement, the Indenture or any other Security Documents;

(ii) second, to pay incurred and unpaid out-of-pocket fees, costs and expenses, penalties of and/or indemnification owed to any Other Second-Priority Agent with respect to any Other Second-Priority Obligations under any Other Second-Priority Debt Documents (such payments to be applied on a pro rata basis amongst such Other Second-Priority Agents);

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clause, pro rata (based on the respective amounts of Secured Obligations described in subclauses (x) and (y) below) to (x) the Trustee, based on the amount of Secured Obligations then outstanding under the Indenture and the Notes, for application as provided in the Indenture and (y) each Other Second-Priority Agent based on the amount of Secured Obligations then outstanding under the Other Second-Priority Agreement pursuant to which it is acting as such, for application as provided in such Other Second-Priority Agreement; and

(iv) fourth, any balance remaining after the Secured Obligations then due and owing shall have been paid in full shall be paid over to the Pledgors or to whomsoever may be lawfully entitled to receive the same; provided that if the Collateral Agent decides, in its sole discretion, that it cannot determine who is entitled to receive said proceeds, it may file a motion, with any court of competent jurisdiction, to interplead such proceeds, such proceeds to be reduced by the fees, costs and expenses of the Collateral Agent attributable to such motion.

(b) In making the determination and allocations required by this Section 10.1, the Collateral Agent may conclusively rely upon information supplied by the Trustee and the applicable Other Second-Priority Agent as to the fees, costs, expenses, penalties and/or indemnification owed to Trustee and to any Other Second-Priority Agent and by the Trustee as to amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations outstanding under the Indenture and by the Other Second-Priority Agent as to such Other Second-Priority Obligations. The Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

(c) If, despite the provisions of this Agreement, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Secured Obligations to which it is then entitled in accordance with this Agreement, such Secured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with this Section 10.1.

ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Concerning Collateral Agent.

(a) The Collateral Agent has been appointed as collateral agent pursuant to the Indenture. The actions of the Collateral Agent hereunder are subject to the provisions of the Indenture and the Intercreditor Agreements. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement, the Intercreditor Agreements and the Indenture. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign in the manner provided in the Indenture. A successor Collateral Agent may be appointed in the manner provided in the Indenture and, as applicable, in the manner provided in each Other Second-Priority Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b) The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each other Secured Party shall use reasonable care (such care, in any event, being not more than the care it provides with regards to its own property or possessions) with respect to the Collateral in its possession or under its control. Neither the Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c) To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Pledgor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Pledgor acknowledges that the purpose of this Section 11.1 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1. Without limitation upon the foregoing, nothing contained in this Section 11.1 shall be construed to grant any rights to any Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.1.

(d) The Pledgors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Pledgor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

(e) [Reserved].

(f) The Collateral Agent shall be entitled to conclusively rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(g) If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, may select which provision or provisions shall control.

(h) Anything herein contained to the contrary notwithstanding, (i) each Pledgor shall remain liable under this Agreement and under each of the underlying contracts to which such Pledgor is a party described herein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent or the Holders of any of their rights, remedies or powers hereunder shall not release any Pledgor from any of its duties or obligations under this Agreement or such underlying contracts described herein and (iii) neither the Trustee or the Collateral Agent shall have any obligation or liability under such underlying contracts by reason of or arising out of this Agreement, nor shall the Holders, the Trustee or the Collateral Agent be obligated to perform any of the obligations or duties of any of the Pledgors hereunder or under any of the contracts described herein.

(i) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent. Nor shall the Collateral Agent be responsible for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(j) In acting under and by virtue of this Agreement, the Collateral Agent shall have all of the rights, protections and immunities granted to the Collateral Agent and the Trustee under the Indenture (including, but not limited to, the right to be indemnified under Section 607 of the Indenture), and all such rights, protections and immunities are incorporated by reference herein, mutatis mutandis.

SECTION 11.2 Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement during the continuance of any Event of Default (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral), subject to the terms of the Intercreditor Agreements and Section 9.8, the Collateral Agent may (but shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action) do the same or cause it to be done, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Indenture. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 606 of the Indenture. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority during the continuance of any Event of Default is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof during the continuance of any Event of Default.

SECTION 11.3 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns, provided that, except as permitted by the Indenture and the Other Second-Priority Obligations Documents, no Pledgor shall have the right to assign its rights or delegate its obligations under this Agreement or any interest herein, without the prior written consent of the Collateral Agent and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other Persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture or the applicable Other Second-Priority Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.

SECTION 11.4 Termination; Release.

(a) When all the Secured Obligations have been paid in full, this Agreement shall terminate and the Pledged Collateral shall be automatically and without further action released from the Liens in favor of the Collateral Agent and the other Secured Parties created hereby, and all obligations (other than those expressly stated to survive such termination) of each Pledgor to the Collateral Agent or any other Secured Party hereunder shall terminate, all without delivery of any instrument or performance of any act by any party. At the sole expense of any Pledgor following any such termination, the Collateral Agent shall deliver such documents as such Pledgor shall reasonably request to evidence such release and termination.

(b) If any of the Collateral shall (i) be sold, transferred or otherwise disposed of by any Pledgor in a sale, transfer or other disposition permitted by the Indenture and each Other Second-Priority Agreement, other than with respect to a sale, transfer or other disposition to another Pledgor, or (ii) be or become an Excluded Asset pursuant to a transaction not prohibited by the Indenture and each other Second-Priority Obligations Document, then, in each case such Collateral shall be automatically and without further action released from the security interests created by this Agreement. If a Pledgor is disposed of pursuant to a transaction permitted by the Indenture and each Other Second-Priority Agreement or is otherwise released from its guarantee pursuant to (and to the extent permitted by) the Indenture and each Other Second-Priority Agreement, such Pledgor shall be automatically and without further action released from its obligations under this Agreement. In either case, the Collateral Agent, at the request and sole expense of such Pledgor, shall execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the termination and release of the Liens created hereby on Collateral of such Pledgor, or such Pledgor, as applicable, subject to, if reasonably requested by the Collateral Agent, the Collateral Agent’s receipt of an Officers’ Certificate from the Issuer stating that such transaction is in compliance with the Indenture and each Other Second-Priority Agreement.

(c) The Liens securing the Secured Obligations in respect of the Notes will be released or subordinated, in whole or in part, as provided in Section 1504 of the Indenture.

(d) The Liens securing Other Second-Priority Obligations of any series will be released or subordinated, in whole or in part, as provided in the Other Second-Priority Agreement governing such obligations.

(e) The Liens securing the Secured Obligations shall be released when required pursuant to the terms of the ABL Intercreditor Agreement or the First Lien/Junior Lien Intercreditor Agreement, following the request of the applicable party or parties thereto, subject to, if reasonably requested by the Collateral Agent, the Collateral Agent’s receipt of an Officer’s Certificate from the Issuer stating that such release is in compliance with the Indenture, each Other Second-Priority Agreement and in accordance with the terms of the applicable Intercreditor Agreement.

SECTION 11.5 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and each Other Second-Priority Debt Document and unless in writing and signed by each of the parties hereto, without requirement of compliance with Section 9.8 hereof. The Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate stating that such amendment, modification, supplement or waiver is authorized or permitted by the Indenture, this Agreement, the Intercreditor Agreements and any Other Second-Priority Debt Document, and that all conditions precedent to the execution of such amendment, modification, supplement or waiver have been satisfied. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations (including any Other Second-Priority Debt Document), no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 11.6 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture, and as to the Collateral Agent, addressed to it at the address set forth in the Indenture, as to any Other Second-Priority Agent, addressed to it at the address set forth in the applicable Other Second-Priority Joinder Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.

SECTION 11.7 Governing Law; Waiver of Jury Trial. Section 112 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

SECTION 11.8 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 11.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 11.10 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 11.11 [Reserved].

SECTION 11.12 No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 11.13 No Release. Nothing set forth in this Agreement or any other Security Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Indenture, the other Security Documents or any Other Second-Priority Agreement, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Indenture, the other Security Documents and any Other Second-Priority Agreement.

SECTION 11.14 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;

(ii) any lack of validity or enforceability of the Indenture, any other Security Document or any Other Second-Priority Agreement, or any other agreement or instrument relating thereto;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any Other Second-Priority Agreement or any Security Document, or any other agreement or instrument relating thereto;

(iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Indenture, any Other Second-Priority Agreement or any Security Document, or any other agreement or instrument relating thereto, except as specifically set forth in a waiver granted pursuant to the provisions of Section 11.5 hereof; or

(vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 11.15 Other Second-Priority Obligations.

(a) On or after the Issue Date, the Issuer may from time to time designate additional obligations as Other Second-Priority Obligations by delivering to the Collateral Agent, the Trustee and each Other Second-Priority Agent, if any: (a) a certificate signed by an Officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Other Second-Priority Obligations” for purposes hereof and the Indenture, (ii) representing that such designation complies with the terms of the Indenture and each then extant Other Second-Priority Agreement, (iii) specifying the name and address of the Other Second-Priority Agent for such obligations (if other than the Trustee) and (iv) stating that the Pledgors have complied with their obligations under Article III; (b) except in the case of Additional Notes, a fully executed Other Second-Priority Joinder Agreement (in the form attached as Exhibit 7 hereto); (c) an Officers’ Certificate to the effect that the designation of such obligations as “Other Second-Priority Obligations” does not violate the terms of the Indenture and each then extant Other Second-Priority Agreement (upon which the Collateral Agent may conclusively and exclusively rely); and (d) if required by the Collateral Agent, evidence that the Other Second-Priority Agent for the applicable series of Other Second-Priority Obligations, if any, has entered into an agency agreement with the Collateral Agent that is acceptable to the Collateral Agent, acting in its sole discretion.

(b) Notwithstanding the delivery of the Other Second-Priority Joinder Agreement set forth above, the Collateral Agent shall not be obligated to act as Collateral Agent for any New Secured Parties (as such term is defined in Exhibit 7 hereto) whatsoever or to execute any document whatsoever (including any agency agreement) if in the sole judgment of the Collateral Agent doing so would impose, purport to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability for which the Collateral Agent is not, as determined in its sole discretion, fully protected. In no event shall the Collateral Agent be subject to any document that it has not executed. The Other Second-Priority Joinder Agreement shall not be effective until it has been accepted in writing by the Collateral Agent.

(c) Notwithstanding the pari passu nature of all Secured Obligations in respect of the Indenture Obligations, on the one hand, and any Other Second-Priority Obligations, on the other hand, in the event of any determination by a court of competent jurisdiction that (i) any of such Other Second-Priority Obligations are unenforceable under applicable law or are subordinated to any other obligations, (ii) any of such Other Second-Priority Obligations does not have an enforceable security interest in any of the Pledged Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than Indenture Obligations or Other Second-Priority Obligations) on a basis ranking prior to the security interest of such Other Second-Priority Obligations but junior to the security interest of the Indenture Obligations (any such condition referred to in the foregoing clauses (i), (ii) or (iii) with respect to any such Other Second-Priority Obligations, an “Impairment” of such Other Second-Priority Obligations), the results of such Impairment shall be borne solely by the holders of such Other Second-Priority Obligations and the rights of the holders of such Other Second-Priority Obligations (including, without limitation, the right to receive distributions in respect of such Other Second-Priority Obligations) set forth in this Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such Other Second-Priority Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Pledged Collateral for which a third party (other than a holder of Other Second-Priority Obligations) has a Lien or security interest that is junior in priority to the security interest of the holders of the Indenture Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any Other Second-Priority Obligations (such third party, an “Intervening Creditor”), the value of any Pledged Collateral or Proceeds thereof which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Pledged Collateral or Proceeds thereof to be distributed in respect of the Other Second-Priority Obligations with respect to which such Impairment exists.

SECTION 11.16 Intercreditor Agreements.

(a) Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of ABL Obligations (as defined in the ABL Intercreditor Agreement), the requirements of this Agreement to deliver any ABL Priority Collateral and any certificates, instruments, chattel paper, titles or documents of any kind (including, but not limited to, endorsements and stock powers) in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or documents in relation thereto to the ABL Facility Collateral Agent (as bailee for the Collateral Agent pursuant to the terms of the ABL Intercreditor Agreement).

(b) Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of First Lien Obligations (as defined in the First Lien/Junior Lien Intercreditor Agreement), the requirements of this Agreement to deliver any Pledged Collateral and any certificates, instruments, chattel paper, titles or documents of any kind (including, but not limited to, endorsements and stock powers) in relation thereto to the Collateral Agent shall be deemed satisfied by delivery of such Collateral and such certificates, instruments or documents in relation thereto to the First-Priority Collateral Agent (as bailee for the Collateral Agent pursuant to the terms of the First Lien/Junior Lien Intercreditor Agreement).

(c) Notwithstanding anything herein to the contrary, this Agreement, each other Notes Document and the other Second-Priority Obligations Documents are subject to the terms and conditions set forth in the Intercreditor Agreements in all respects and, in the event of any conflict between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern. Notwithstanding anything herein to the contrary, (i) the priority of the Lien on and security interest in the Non-ABL Priority Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to any Notes Document are expressly subject and subordinate to the Lien on and security interest in the Non-ABL Priority Collateral granted to the First-Priority Collateral Agent pursuant to the Term Loan Facility, (ii) the priority of the Lien on and security interest in the ABL Priority Collateral granted to the Collateral Agent for the benefit of the Secured Parties pursuant to any Notes Document are expressly subject and subordinate to the Lien on and security interest in the ABL Priority Collateral granted to the ABL Facility Collateral Agent pursuant to the ABL Facility and (iii) the exercise of any right or remedy in respect of the Collateral by the Collateral Agent hereunder or under any other Notes Document is subject to the provisions of the Intercreditor Agreements.

SECTION 11.17 Headings. The title of and Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

SECTION 11.18 Indemnity. Each Pledgor hereby agrees to indemnify the Collateral Agent, and its successors, assigns, agents and employees, from and against any and all liabilities, damages, penalties, suits, fees, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent is a party thereto) imposed on, incurred by or asserted against the Collateral Agent, or its successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent or any Pledgor, and any claim for Patent, Trademark or Copyright infringement) in accordance with Article 6 and Article 15 of the Indenture.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

ALERIS INTERNATIONAL, INC., as Pledgor

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: Executive Vice President, Chief Financial Officer and Treasurer

ALERIS CORPORATION, as Pledgor

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: Executive Vice President, Chief Financial Officer and Treasurer

ALERIS ROLLED PRODUCTS, INC., as Pledgor

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

ALERIS ROLLED PRODUCTS, LLC, as Pledgor

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

ALERIS ROLLED PRODUCTS SALES

By:	/s/ Eric M. Rychel
Name: Eric M. Rychel
Title: President

[Signature Page to Security Agreement]

IMCO RECYCLING OF OHIO, LLC, as Pledgor

By:	/s/ Eric M. Rychel

Name: Eric M. Rychel
Title: President

ALERIS OHIO MANAGEMENT, INC., as Pledgor

By:	/s/ Eric M. Rychel

Name: Eric M. Rychel
Title: President

NICHOLS ALUMINUM LLC, as Pledgor

By:	/s/ Eric M. Rychel

Name: Eric M. Rychel
Title: President

[Signature Page to Security Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ James Kowalski
Name: James Kowalski
Title: Vice President

[Signature Page to Security Agreement]

EXHIBIT 1

[Form of]

ISSUER’S ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 25, 2018, made by Aleris International, Inc., a Delaware corporation, as Issuer, the Guarantors party thereto and U.S. Bank National Association, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral (including all Equity Interests of the undersigned) without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[ ]

By:
Name:
Title:

Exh. 1-1

EXHIBIT 2

[Form of]

SECURITIES PLEDGE AMENDMENT

This Securities Pledge Amendment, dated as of [                ], is delivered pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 25, 2018, made by Aleris International, Inc., as Issuer, the Guarantors party thereto and U.S. Bank National Association, as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.

PLEDGED SECURITIES

ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

Exh. 2-1

[ ], as Pledgor

By:
Name:
Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exh. 2-2

EXHIBIT 3

[Form of]

JOINDER AGREEMENT

[Date]

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of June 25, 2018, made by Aleris International, Inc., a Delaware corporation (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                ] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in the Indenture to the same extent that it would have been bound if it had been a signatory to the Indenture on the execution date of the Indenture. Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Perfection Certificate with respect to the New Pledgor.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 112 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

[Signature page follows]

Exh. 3-1

IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Schedules to be attached]

Exh. 3-2

EXHIBIT 4

[Form of]

COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of [                ], by [                ] and [                ] (individually, a “Pledgor,” and, collectively, the “Pledgors”), in favor of U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (the “Copyright Collateral”):

(a) Copyrights and Exclusive Copyright Licenses of such Pledgor, including those listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Copyright Collateral under this Copyright Security Agreement.

Exh. 4-1

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Copyright Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.

SECTION 6. Governing Law. This Copyright Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Copyright Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exh. 4-2

IN WITNESS WHEREOF, each Pledgor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exh. 4-3

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	REGISTRATION NUMBER	TITLE

Copyright Applications:

OWNER	TITLE

Exclusive Copyright Licenses:

Exh. 4-4

EXHIBIT 5

[Form of]

PATENT SECURITY AGREEMENT

Patent Security Agreement, dated as of [                ], by [                ] and [                    ] (individually, a “Pledgor,” and, collectively, the “Pledgors”), in favor of U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (the “Patent Collateral”):

(a) Patents of such Pledgor, including those listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Patent Collateral under this Patent Security Agreement.

Exh. 5-1

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

SECTION 6. Governing Law. This Patent Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Patent Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exh. 5-2

IN WITNESS WHEREOF, each Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exh. 5-3

SCHEDULE I

to

PATENT SECURITY AGREEMENT

PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

OWNER	REGISTRATION NUMBER	NAME

Patent Applications:

OWNER	APPLICATION NUMBER	NAME

Exh. 5-4

EXHIBIT 6

[Form of]

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of [                ], by [                ] and [                    ] (individually, a “Pledgor,” and, collectively, the “Pledgors”), in favor of U.S. Bank National Association, in its capacity as collateral agent pursuant to the Indenture (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Indenture, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor (the “Trademark Collateral”):

(a) Trademarks of such Pledgor, including those listed on Schedule I attached hereto, but excluding any Trademarks that are Excluded Assets;

(b) all goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Assets).

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

Exh. 6-1

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, Lien and security interest in the Trademark Collateral under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Trademark Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.

SECTION 6. Governing Law. This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

Exh. 6-2

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[PLEDGORS]

By:
Name:
Title:

Accepted and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exh. 6-3

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

Trademark Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Trademark Applications:

OWNER	APPLICATION NUMBER	TRADEMARK

Exh. 6-4

EXHIBIT 7

[Form of]

OTHER SECOND-PRIORITY JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Security Agreement, dated as of June 25, 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement” (terms used without definition herein have the meanings assigned to such terms by the Security Agreement)) among Aleris International, Inc., the other Pledgors party thereto and U.S. Bank National Association, as Collateral Agent (the “Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i) represents that the Other Second-Priority Agent has been authorized by the New Secured Parties to become a party to the Security Agreement and the other Security Documents on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT] (the “New Secured Obligations”) and to act as the Other Second-Priority Agent for the New Secured Parties hereunder;

(ii) acknowledges that the New Secured Parties have received a copy of the Security Agreement and the other Security Documents;

(iii) irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Security Agreement and the other Security Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv) accepts and acknowledges the terms of the Security Agreement and the other Security Documents as being applicable to it and the New Secured Parties and agrees to serve as Other Second-Priority Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Security Agreement and the other Security Documents applicable to holders of Secured Obligations, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been a Secured Party on the effective date of the Security Agreement.

The name and address of the representative for purposes of Section 11.6 of the Security Agreement are as follows:

[name and address of Other Second-Priority Agent]

Section 112 of the Indenture is incorporated herein, mutatis mutandis, as if a part hereof.

[signature page follows]

Exh. 7-1

IN WITNESS WHEREOF, the undersigned has caused this Other Second-Priority Joinder Agreement to be duly executed by its authorized officer as of the                 day of                 , 20        .

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Other Second-Priority Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties, subject to the terms of the [agency agreement, dated as of                             ].

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exh. 7-2

EXHIBIT 8

[Form of]

PERFECTION CERTIFICATE